[RACHLIN COHEN & HOLTZ LLP LETTERHEAD]




March 12, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

Commissioners:

We have read the statements made by INFE, Inc. (the "Company"), (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated March 12, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


                      /s/Rachlin Cohen & Holtz LLP

                      RACHLIN COHEN & HOLTZ LLP


Fort Lauderdale, Florida
March 12, 2002